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                                                                    Exhibit 10.3
AMENDMENT NO. 1 TO MASTER LEASE AGREEMENT DATED OCTOBER 25, 1999 (the "Lease")
                BY AND BETWEEN MYRIAD GENETICS, INC. ("Lessee")
                 AND COMDISCO LABORATORY AND SCIENTIFIC GROUP,
           A DIVISION OF COMDISCO HEALTHCARE GROUP, INC. ("Lessor")

WHEREAS, Lessor and Lessee desire to enter into the Lease; and

WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease as hereafter provided; and

WHEREAS, the Amendment shall be deemed to have been entered into contemporaneously with and integrated into the terms and conditions of the Lease.

NOW THEREFORE, for good and valuable consideration, Lessor and Lessee hereby agree to amend the Lease as follows:

     1. Lessee agrees to maintain a financial status of all of the following during the term of the Lease and any extension or renewal thereof:

     a.   Current ratio of no less than 1.5:1;

     b.   Tangible net worth of not less than $15,000,000.00;

     c. Cash and Marketable Securities (including long-term) of not less than $15,000,000.00;

     d.   Total liabilities to tangible net worth not to exceed .75:1.

     e. For purposes of this Agreement, Deferred Revenue is not included as debt and Convertible Debt is treated as equity and not as debt.

     2. In addition, Lessee agrees to provide Lessor with quarterly financial statements within forty-five (45) days after the end of each fiscal quarter and audited annual financial statements within one hundred twenty (120) days of the end of each fiscal year.

     3. Failure of Lessee to maintain any one of the above at any time during the Lease term and any extension or renewal thereof or the failure to make any payment due under the Lease is an Event of Default under the Lease which Lessee must, within twenty (20) days following notice from Comdisco, provide a Letter of Credit from a bank acceptable to Lessor for one hundred percent (100%) of all rent then due or to become due under the lease as of the date of the default. Along with the Letter of Credit, Lessee shall also execute a Letter of Credit Agreement with Lessor. The Letter of Credit and Letter of Credit Agreement shall be in a form substantially similar to Exhibits A & B attached and incorporated herein.

     4. Lessor shall also be entitled to any or all remedies or actions in the event of default, as provided in the Lease, and this Amendment shall not be construed to limit Lessor's rights in any way.

Except as set out herein, Lessor and Lessee hereby agree that the terms and conditions of the Lease shall remain in full force and effect as entered into by the parties on or prior to the date hereof.


MYRIAD GENETICS, INC.              COMDISCO LABORATORY AND SCIENTIFIC GROUP,
as Lessee                          A DIVISION OF COMDISCO HEALTHCARE GROUP, INC.
                                   as Lessor
By:    /s/ Jay M. Moyes            By:    /s/ Doug Berman
   ---------------------------        -----------------------------

Title: C.F.O.                      Title: Credit Manager
      ------------------------     --------------------------------

Date:  11/16/99                    Date:  11/21/99
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